THIS FIRST AMENDMENT TO AIRCRAFT TIME SHARING AGREEMENT ("Amendment"), dated as of the 15th day of June, 2015, is between BANK OF AMERICA, NA., a national banking association (hereafter “Time Share Lessor”), and BRIAN T. MOYNIHAN, an individual (hereafter “Time Share Lessee”), and amends that certain Aircraft Time Sharing Agreement dated as of the 24th day of February, 2011 (as may have previously been amended from time to time, the "Agreement").

W I T N E S S E T H :

WHEREAS, Time Share Lessor and Time Share Lessee desire to amend the Agreement for the purpose of removing one (1) or more airframes, and the engines attached to said airframe(s), from the scope of the Agreement, and/or adding one (1) or more airframes, and the engines attached to said airframe(s), to the scope of the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereby agree that the Agreement is amended as follows:

A.
Delete from Section 1 of the Agreement the definitions of: “Aircraft”, “Aircraft 1”, “Aircraft 2”, “Aircraft 3”, “Aircraft 4”, “Aircraft 5”, “Aircraft 6”, “Airframe 1”, “Airframe 2”, “Airframe 3”, “Airframe 4”, “Airframe 5”, “Airframe 6”, “Engines (Aircraft 1)”, “Engines (Aircraft 2)”, “Engines (Aircraft 3)”, “Engines (Aircraft 4)”, “Engines (Aircraft 5)” and “Engines (Aircraft 6)”, and insert in place of the deleted definitions the new definitions set forth in Attachment A hereto.

B.
Promptly following execution and delivery of this Amendment by each of the parties hereto, Time Share Lessor shall comply with the Truth in Leasing requirements under FAR § 91.23 (such requirements are summarized in Attachment B hereto regarding submission of a copy of the fully executed Amendment to the Federal Aviation Administration and other notice requirements).

C.	Except as herein specifically amended, all of the other terms and conditions set forth in the Agreement, as may have been previously amended from time to time, shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective duly authorized representative as of the date and year appearing first above.

TIME SHARE LESSOR
BANK OF AMERICA, NA.

By:	/s/ Gary G. Lynch
Print:	Gary G. Lynch
Title:	Global General Counsel

TIME SHARE LESSEE

By:	/s/ Brian T. Moynihan
Print:	Brian T. Moynihan

FIRST AMENDMENT TO AIRCRAFT TIME SHARING AGREEMENT
ATTACHMENT A

“Aircraft” means, individually and collectively as the context may require, Aircraft 1, Aircraft 2, Aircraft 3, and Aircraft 4.

“Aircraft 1” means Airframe 1, and the Engines, the Parts, and the Aircraft Documents associated with Airframe 1. The Engines associated with Aircraft 1 shall be deemed part of the “Aircraft 1” whether or not from time to time attached to the Airframe or removed from the Airframe.

“Aircraft 2” means Airframe 2, and the Engines, the Parts, and the Aircraft Documents associated with Airframe 2. The Engines associated with Aircraft 2 shall be deemed part of the “Aircraft 2” whether or not from time to time attached to the Airframe or removed from the Airframe.

“Aircraft 3” means Airframe 3, and the Engines, the Parts, and the Aircraft Documents associated with Airframe 3. The Engines associated with Aircraft 3 shall be deemed part of the “Aircraft 3” whether or not from time to time attached to the Airframe or removed from the Airframe.

“Airframe 1” means that certain Gulfstream Aerospace G650ER aircraft bearing U.S. registration number N652BA, and manufacturer’s serial number 6130, together with any and all Parts (including, but not limited to, landing gear and auxiliary power units but excluding Engines or engines) so long as such Parts shall be either incorporated or installed in or attached to the Airframe.

“Airframe 2” means that certain Gulfstream Aerospace G-VSP aircraft bearing U.S. registration number N837BA, and manufacturer’s serial number 5122, together with any and all Parts (including, but not limited to, landing gear and auxiliary power units but excluding Engines or engines) so long as such Parts shall be either incorporated or installed in or attached to the Airframe.

“Airframe 3” means that certain Gulfstream Aerospace G-VSP aircraft bearing U.S. registration number N838BA, and manufacturer’s serial number 5140 together with any and all Parts (including, but not limited to, landing gear and auxiliary power units but excluding Engines or engines) so long as such Parts shall be either incorporated or installed in or attached to the Airframe.

“Engines (Aircraft 1)” means two (2) Rolls-Royce BR700-725A1-12 engines bearing manufacturer’s serial numbers 25373 & 25372, together with any and all Parts so long as the same shall be either incorporated or installed in or attached to such Engine. Any engine which may be, from time to time, substituted for an Engine shall be deemed to be an Engine and subject to this Agreement for so long as it remains attached to the Airframe.

“Engines (Aircraft 2)” means two (2) Rolls-Royce BR700-710C4-11 engines bearing manufacturer’s serial numbers 15347 & 15346, together with any and all Parts so long as the same shall be either incorporated or installed in or attached to such Engine. Any engine which may be, from time to time, substituted for an Engine shall be deemed to be an Engine and subject to this Agreement for so long as it remains attached to the Airframe.

“Engines (Aircraft 3)” means two (2) Rolls-Royce BR700-710C4-11 engines bearing manufacturer’s serial numbers 15381 & 15380, together with any and all Parts so long as the same shall be either incorporated or installed in or attached to such Engine. Any engine which may be, from time to time, substituted for an Engine shall be deemed to be an Engine and subject to this Agreement for so long as it remains attached to the Airframe.

FIRST AMENDMENT TO AIRCRAFT TIME SHARING AGREEMENT
ATTACHMENT B

INSTRUCTIONS FOR COMPLIANCE WITH
“TRUTH IN LEASING” REQUIREMENTS UNDER FAR § 91.23

Within 24 hours after execution of this Amendment:
mail a copy of the executed Amendment to the
following address via certified mail, return receipt requested:

Federal Aviation Administration
Aircraft Registration Branch
ATTN: Technical Section
P.O. Box 25724
Oklahoma City, Oklahoma 73125

At least 48 hours prior to the first flight of any Aircraft
newly added to the scope of this Agreement by this Amendment:
provide notice, using a FSDO Notification Letter in form and substance similar to Exhibit A of the Agreement, of the departure airport and proposed time of departure of said first flight by facsimile to the Flight Standards District Office located nearest the departure airport.

Carry a copy of this Amendment in each Aircraft at all times.